Exhibit 10.23

WARRANT AGREEMENT

WARRANT AGREEMENT (the “Agreement”) dated as of September     , 2001, by and among the Persons listed on the Schedule of Purchasers attached hereto, (collectively, the “Purchasers”, and each a “Purchaser”), and HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meanings given to such terms in Section VI hereof.

WHEREAS, on the date hereof, pursuant to that certain note purchase agreement (the “Note Purchase Agreement”), by and among the Purchasers and the Company, the Purchasers are buying from the Company a subordinated promissory note in the aggregate amount of $2,500,000 (the “Note”).

WHEREAS, the Purchasers are acquiring from the Company warrants in the form attached as Exhibit 1 hereto (the “Warrants”), representing the right to purchase from the Company a total of 4,038,000,000 Warrant Shares (in each case as adjusted from time to time pursuant to the provisions of the Warrants) on the terms and conditions set forth in the Warrants.

WHEREAS, the Warrants are being issued as an inducement and partial consideration for the Purchasers to enter into the Note Purchase Agreement and to purchase the Note, and without such issuance, the Purchasers will not enter into the Note Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. Purchase Price and Closing.

A. Closing. The closing of the issuance of the Warrants to the Purchasers (the “Closing”) shall take place simultaneously with the closing pursuant to the Note Purchase Agreement. The date of such Closing is hereinafter referred to as the “Closing Date.”

B. Transactions on Closing Date. At the Closing, the Company shall deliver to each Purchaser a duly issued Warrant for such number of Warrant Shares as set forth next to each Purchaser’s name on the Schedule of Purchasers attached hereto.

II. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

A. Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the

Warrants to the Purchasers. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrants to the Purchasers, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Purchasers) is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

C. No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrant to the Purchaser will not on the Closing Date conflict with or result in a violation of (i) the Certificate of Incorporation or By-Laws of the Company as in effect on the Closing Date, or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject.

D. Validity of Issuance. The Warrants to be issued to the Purchasers pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and nonassessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrants).

III. Representations and Warranties of the Purchaser. Each Purchaser hereby severally, and not jointly, represents and warrants to the Company, on behalf of itself and not the other Purchaser, as follows:

A. Investment Intention. Each Purchaser is acquiring its Warrant, and if any portion of such Warrant is exercised, the Warrant Shares, for its own account and for investment purposes and not with a view to, or for offer or sale in connection with, any distribution or other disposition thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). Each Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell its Warrant or any Warrant Shares, or solicit any offers to purchase or acquire its Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or “blue sky” laws.

B. Legend. Each Purchaser has been advised by the Company that the certificates representing its Warrant and the Warrant Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

C. Additional Investment Representations. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

IV. Inspection Rights. The Company shall permit one representative of any holder of the Warrant or the Warrant Shares selected by the holders of the majority of the Warrant Shares (assuming for purposes of this section that the Warrants have been fully exercised), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

V. Information Rights. For so long as each Purchaser shall hold any Warrant Shares or any Warrant, such Purchaser shall have the right to receive with reasonable promptness, such other information and data with respect to the Company and its subsidiaries as from time to such Purchaser may reasonably request.

VI. Miscellaneous

A. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’ Common Stock, par value $.001 per share or any securities into which such Common Stock is hereafter converted or exchanged.

“Warrant Shares” means shares of the Common Stock obtained or obtainable upon exercise of the Warrant; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

B. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier (charges prepaid) or via facsimile and (ii) when received if delivered otherwise, to the party to whom it is directed:

To the Company:

HealthEssentials Solutions, Inc.

9721 Ormsby Station Road

Louisville, Kentucky 40223

Attention: Chief Executive Officer

Facsimile No.: (502) 429-4557

with a copy (which shall not constitute notice to the Company) to:

Brown, Todd & Heyburn PLLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

Attention: William G. Strench, Esq.

Facsimile No.: (502) 581-1087

To the Purchasers:

to the addresses set forth next to each

Purchaser’s name on the Schedule

of Purchasers attached hereto.

or to such other address as either party hereto shall have specified by notice in writing to the others.

C. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any rights or obligations hereunder shall be assigned by any of the Purchasers without the prior written consent of the Company.

D. Amendment. This Agreement may be amended only by a written instrument signed by the Company and Bruckmann, Rosser, Sherrill & Co. II, L.P.

E. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

F. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

G. Expenses. All reasonable fees and expenses incurred by the Purchasers in connection with the preparation of this Agreement and the transactions referred to herein, including the reasonable fees of the Purchasers’ counsel, shall be paid by the Company, whether or not the issuance of the Warrant, or any other transaction contemplated hereby is consummated.

H. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

I. Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

HEALTHESSENTIALS SOLUTIONS, INC.

By:		/s/ Michael R. Barr
	Name:	Michael R. Barr
	Title:	CEO

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:
Name:
Title: